SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2020

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975

1 Ebix Way Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	EBIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2020, Ebix entered into the Tenth Amendment (the “Amendment”) to the Regions Secured Credit Facility, dated August 5, 2014, among the Company, Regions Bank as Administrative and Collateral Agent (“Regions”) and certain other lenders party thereto (as amended, the “Credit Agreement”). Capitalized terms used in the description below but not defined herein have the meanings given to such terms in the Amendment.

The Amendment provides for, among other things, increased flexibility under financial maintenance covenants, which the Company sought in part due to the unforeseen negative effects of the COVID-19 pandemic.

The Amendment contains, among others, the following material alterations to the Credit Agreement:

•	The Maximum Consolidated Net Leverage Ratio maintenance covenants are relaxed. The Maximum Consolidated Net Leverage Ratio is initially set at 5.35:1.00 for the second fiscal quarter of 2020. Thereafter, it expands to 5.50:1.00 through the first fiscal quarter of 2021 and then gradually steps down to 4.50:1.00 for the fourth quarter of 2021 and thereafter.

•	For so long as the Consolidated Net Leverage is greater than 3.50:1.00, the Company must maintain minimum global unrestricted cash of at least $40 million.

•	Until the Company reports earnings for the quarter ended September 30, 2020, its pricing grid is set at LIBOR Margin of 300 bps with a Commitment Fee of 50 bps.

•	For so long as Company’s Consolidated Net Leverage is greater than 3.25:1.00, the Company’s annual dividends are limited to $0.30 per share of common stock, not to exceed $13 million annually

•	The Company is subject to various acquisitions related limitations as long as its Consolidated Net Leverage is greater than 3.25:1.00. Cash acquisitions are limited to $15 million through delivery of the September 30, 2020 compliance certificate, with increased limits thereafter.

•	The Amendment introduces a 50% excess cash flow sweep beginning for the fiscal year ended December 31, 2020 for as long as consolidated total net leverage is greater than 3.25:1.00.

Item 2.02	Results of Operations and Financial Condition.

On May 11, 2020, Ebix, Inc. issued an earnings press release announcing its results of operations and financial condition for the most recent fiscal quarter ended March 31, 2020. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Press release, dated May 11, 2020 issued by Ebix, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	Steven M. Hamil
Name:	Steven M. Hamil
Title:	Chief Financial Officer

Dated: May 11, 2020